Q4 2019 Shareholder Letter February 27, 2020 investor.eventbrite.com Bringing the world together through live experiences.

Featured Creator The Social Dog Company Founded in 2018, The Social Dog Company Since then, she has taken the concept around specializes in innovative dog events that bring Australia, hosting more than 30 events in 2019 alone communities together while promoting the adoption and donating a portion of ticket sales to animal rescue of stray and surrendered dogs and raising valuable shelters. funds for nationwide animal rescue organisations. The Social Dog Company is empowering real-life Founder Tatum Brown used Eventbrite to launch her connections and helping end the sometimes mindless first event, "Dating With Dogs" in the hope of breaking "swiping" of online app-dating, all while providing the down social barriers and putting an end to the extra comfort that comes with having a four-legged awkwardness that is a key feature of most first dates. friend. “On the operational side, having an online platform that is reputable has allowed my attendees to purchase their tickets with confidence. Eventbrite has been easy to navigate and helps me to save time and look professional.” -Tatum Brown, Founder Eventbrite Q4 2019 Shareholder Letter Page 2

Business Highlights:

Fourth Quarter and Full Year 2019 Highlights

- **Net Revenue of $82.7 million increased 9%** from the fourth quarter of 2018 and exceeded our outlook for the quarter driven by strong performance in the Self Sign-On channel and the successful completion of the Ticketfly migration.
- **Net Loss was $13.9 million** in the fourth quarter, compared to a net loss of $13.0 million in the same period last year.
- **Adjusted EBITDA[1] was ($2.2 million)** for the fourth quarter, consistent with our outlook, down from $7.3 million in the same period last year.
- **Paid ticket volume was 29.0 million**, up 8% from the fourth quarter of 2018, led by the growth of our Self Sign-On channel, where paid ticket volume grew 18% for the fourth quarter.
- **Free cash flow[2] was $15.1 million** for the year ended December 31, 2019 compared to ($5.5 million) for the year ended December 31, 2018.
- **We completed the transition of all Music creators onto the Eventbrite platform** during the fourth quarter, and for the full year 2019, we saw double-digit year-to-year growth in paid ticket volume across North American Music creators who have been with Eventbrite for more than 12 months.



Self Sign-On Growth
(Paid Ticket Volume)
21%
FY18
FY19
Music Growth
(Paid Ticket Volume)
0%
FY18
FY19
Non-Music Sales Growth
(Paid Ticket Volume)
12%
FY18
FY19
International Growth
(Paid Ticket Volume)
21%
FY18
FY19



Paid Ticket Volume by Channel,
FY19 Mix & Growth
Sales
(incl. music)
+6% y/y
Self Sign-On
+21% y/y

(1) Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). See the section in this letter titled "About Non-GAAP Financial Measures" for information regarding Adjusted EBITDA, including the limitations of such measure, and see the end of this letter for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

(2) Free cash flow is a financial measure that is not calculated in accordance with GAAP. We calculate free cash flow on a trailing-twelve month basis. See the section in this letter titled "About Non-GAAP Financial Measures" for information regarding free cash flow, including the limitations of such measure, and see the end of this letter for a reconciliation of free cash flow to the most directly comparable GAAP measure.

Eventbrite Q4 2019 Shareholder Letter

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Dear Eventbrite Shareholders As we kick off a new decade, Eventbrite’s mission of bringing the world together through live experiences is as relevant as ever. In 2019, more than 949,000 Eventbrite creators used our platform to issue over 309 million free and paid tickets to approximately 4.7 million events, generating $4.6 billion in gross ticket sales and countless memorable experiences. With a highly-scalable platform, customer-first mentality and events in over 180 countries, Eventbrite is well-positioned to serve an expanding universe of creators and enable more real-life experiences. In 2019, we grew net revenue to $327 million, a 12% increase from the prior year, capped off by stronger-than-anticipated revenue growth in the fourth quarter. Our Self Sign-On channel, which generates approximately half of our ticket fees, continues to be our fastest-growing channel and points to the opportunity ahead. In 2019, 60% of Self Sign-On creators who published an event were first time Eventbrite creators. In the same period, our Sales channels achieved mid-single digit year over year paid ticket growth, with accelerating growth in ticket fees in the second half of the year. We also reached a significant milestone by completing the migration of former Ticketfly creators to the Eventbrite platform, and we ended the year with $190 million in available liquidity and no debt. We estimate Eventbrite’s core markets and emerging categories represent an opportunity in excess of $5 billion in annual revenue. To capture that opportunity, we plan to continue to invest in the Eventbrite platform as well as expand our go-to- market sales and marketing strategy. On the product side, we are particularly focused on delivering easy-to-use tools that enable event creators around the world to be more efficient and more successful. Our priorities for 2020, described in more detail below, center on serving our most valuable creators and investing in our platform, while making prudent investments toward our long-term strategic goals. Eventbrite Q4 2019 Shareholder Letter Page 4

Stepping Up to Serve Frequent Creators

Approximately two-thirds of the paid tickets sold on the Eventbrite platform are associated with events organized by professionals who host frequent, paid events. These growth-oriented creators are sophisticated event organizers and promoters who rely on Eventbrite to make their operations more efficient, their decisions more accurate and their events more successful. They value solutions designed for serial events, as well as data and tools that help them market, manage and expand their events. Frequent creators come to Eventbrite through both outbound sales and our Self Sign-On channel, and many Music customers are also frequent creators.

Our product roadmap for 2020 builds on the progress we made this past year with features developed to serve the complex needs of frequent creators. We believe upcoming releases will make the Eventbrite platform even easier to use and more effective for creators who organize serial events, have more dynamic needs around access permissions and want more advanced capabilities. We plan to acquire more of these valuable creators with targeted marketing, improved self-serve feature discovery and outbound sales. We measure our success in serving this creator subset in many ways, with customer retention and acquisition being among the most important financial levers we can pull given the group's lifetime value.

Solidifying Our Music Presence

During the fourth quarter of 2019, we completed the migration of former Ticketfly creators to the Eventbrite platform. With all our music creators on a single platform, the benefit of new features and functionality are available to all Eventbrite music creators at once. As of December 31, 2019, over 70% of the Ticketfly book of business had migrated to the Eventbrite platform, and we are focused on growing our music business globally. Excluding revenue from Ticketfly creators who did not convert to Eventbrite, our North American Music business grew by 17% in 2019.



elrow is an award-winning experiential event concept and party series that wows audiences around the world with its unique circus-inspired style, pairing elaborate production, interactive performers, zany characters and otherworldly visual displays with some of the world's best electronic music.

In 2018, elrowFamily planned to further expand internationally. They were looking for a single, independent and global ticketing partner that would also allow them to connect with their fans in new and engaging ways on Facebook and Instagram. They chose Eventbrite and have been customers ever since.

Last year alone, elrowFamily used Eventbrite for 53 events across 10 countries with more than 120,000 attendees.

Location: Barcelona, Spain

Eventbrite Q4 2019 Shareholder Letter

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Live music is an essential part of the global events market. Across all Sales channels and including the acquired Ticketfly business in North America, music concerts, festivals and performances represent the largest category of paid ticket volume on Eventbrite, accounting for approximately one-third of paid ticket volume in 2019. Within our Self Sign-On channel, music was not only the largest but also the single fastest-growing category of paid tickets last year. Outside North America, our sales-driven music category ticket fees grew 26% in 2019. Across all channels and geographies, Eventbrite's ticket fees from the music category grew just over 10% for the year.

Given the importance and growth of the music category globally, we plan to continue investing to build the best platform for independent live music venues and promoters. To serve the business needs of our larger and more sophisticated music customers, we are developing products and capabilities to enable them to operate more efficiently, make more accurate decisions and serve their complex ticketing needs. Customer retention, customer growth and new client acquisition among the top drivers of value for Eventbrite. Our investments to serve music creators will ultimately benefit creators in other categories as well.

Driving Demand for Creators

Creators look to us for the tools and services they need to market and promote their events, reach new audiences and maintain relationships with attendees to increase ticket sales. Accordingly, we are developing new solutions to help creators attract and retain audiences throughout the event lifecycle. Our marketing tools enable creators to communicate efficiently with attendees via email and market their events broadly through distribution partnerships. By integrating with large consumer platforms like Facebook and Spotify, we give creators the ability to easily promote events and sell tickets in a seamless manner. Finally, Eventbrite's web and native mobile destinations are becoming increasingly effective and impactful marketing channels in their own right.



FKA Twigs at the Vogue Theatre, Vancouver, BC. Photo credit: Brandon Artis Photography

In operation since 2008, The MRG Group has grown into one of the leading entertainment and hospitality companies in Canada. They own and operate 14 properties across the country, including the Vogue Theatre in Vancouver, The Capital Ballroom in Victoria, The Garrick in Winnipeg and Adelaide Hall in Toronto. MRG LIVE developed as an amplification of its entertainment branch and has since established itself as an industry-leading promotion company producing over 1,000 shows in 2019. With offices in Toronto, Vancouver, Victoria, Calgary, Edmonton and Winnipeg, MRG LIVE is the largest independent concert promoter in Canada.

The MRG Group's Eventbrite partnership is integral to their business. The Eventbrite platform has allowed them to scale to a projected 1,250 events and 2 million subscribers in 2020.

Location: Canada

Eventbrite Q4 2019 Shareholder Letter

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We grew the number of paid tickets driven by the Eventbrite platform by 47% in 2019. The "follow" function, which gives consumers the ability to track their favorite event categories, collections, venues and creators, now has over 10 million consumers receiving regular event updates from approximately one million Eventbrite creators.

In 2020, we plan to steadily develop our demand-driving capacity by improving the consumer event search and discovery experience, expanding our network of distribution partners and giving creators the tools to reach consumers more effectively.

Investing in our Platform Infrastructure for Long-Term Growth

Creators across the world want reliable technology to help them plan and execute their live events. Last year, almost a million creators chose the Eventbrite platform because of its functionality, simplicity and interoperability with other systems. We are committed to delivering high-performance tools to help all our creators succeed, and in 2020 we are making significant investments in the Eventbrite platform to accelerate product development, boost reliability and more easily integrate with value-adding partners through our API.

In the near-term, these strategic investments will moderate margin expansion and Adjusted EBITDA growth. However, in the intermediate- and longer-term, we believe that steps taken today to increase scalability, stability and development agility will provide significant benefits to our creators and to Eventbrite's market position, growth and profitability.

Founded in 1980, Sierra Nevada Brewing Co. is one of America's premier craft breweries, highly regarded for using only the finest quality ingredients. Sierra Nevada has set the standard for craft brewers worldwide with innovations in the brewhouse as well as advances in sustainability. But their creativity and independent spirit doesn't stop there. Sierra Nevada uses Eventbrite to engage with their consumers in meaningful ways through compelling experiential marketing campaigns. They're bringing craft beer drinkers together and creating unforgettable experiences that keep their consumers coming back for more.

Sierra Nevada Brewing has been an Eventbrite client since March 2015 and has created over 474 events to date. The true power of our partnership has come from Eventbrite's robust App Marketplace which has given Sierra Nevada the ability to easily promote their events through owned channels and meet their consumers through the seamless integrations we provide.

Location: Chico, USA

Eventbrite Q4 2019 Shareholder Letter Page 7

In Summary

We are encouraged by the progress we made in 2019. We grew our Self Sign-On channel and realigned and refocused our resources to build for our most valuable creator subsets. During the year, we completed the Ticketfly migration, continued to enhance our platform capabilities and attracted hundreds of thousands of new-to-Eventbrite creators. Our Self Sign-On channel completed another outstanding year, and we made strides against the levers that drive this high-growth channel.

Looking to 2020, we plan to focus on providing an even better experience for our most valuable creators while continuing to invest in the future of our platform. We anticipate that the achievements of last year and the investments we are undertaking this year will drive stronger revenue growth and position Eventbrite for sustained growth and profitability into the years beyond. We are excited about what lies ahead and look forward to updating shareholders on our progress during the coming year.

Sincerely,

Julia Hartz
CEO

Lanny Baker
CFO



Photo credit: Ivan Begala

Upstairs at The White Horse is an independent, intimate, black box music venue located above a busy gastropub in Ballincollig, Ireland. Owner Joe and his team regularly host national and international artists, theatre productions and comedy nights, as well as an annual music festival. Eventbrite's mobile analytics dashboard allows Joe to stay on top of ticket sales and payouts in real time and on the go, and Eventbrite's paperless tickets are appreciated by both staff and attendees.

Location: Ballincollig, County Cork, Republic of Ireland

Eventbrite Q4 2019 Shareholder Letter

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Financial Discussion

All financial comparisons are on a year-over-year basis unless otherwise noted. Financial statement tables can be found at the end of this letter.

Fourth Quarter and Full Year Results

Net Revenue

Net revenue was $326.8 million in 2019, a 12% increase from $291.6 million in 2018. Our net revenue growth was fueled by strong paid ticket volume growth in our Self Sign-On channel, which grew 21% in 2019 compared to 2018.

In the fourth quarter, net revenue grew by 9% to $82.7 million. Adjusted for currency fluctuation impact of $0.7 million, growth was 10% in the fourth quarter. Total international net revenue grew by 13% to $23.7 million, representing 29% of total net revenue in the fourth quarter.

Net Revenue [3][4]:


$76M
$81M
$81M
$82M
$83M
+21%
+9%
+20%
+11%
+9%
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Paid Ticket Volume

Paid ticket volume grew to 109.4 million for the full year, a 12% increase from 97.3 million in 2018. In the fourth quarter, paid ticket volume grew by 8% to 29.0 million compared to the same period in 2018. An increase in the number of creators using Eventbrite for paid events propelled both the full year and fourth quarter growth in paid ticket volume.

Net revenue per paid ticket for the full year and the fourth quarter remained consistent with the prior year. Net revenue per paid ticket in 2019 was $2.99 compared to $3.00 in 2018, and 2019 fourth quarter net revenue per paid ticket was $2.85 compared to $2.84 in the same period last year.

Paid Tickets [3]:


27M
27M
27M
27M
29M
+18%
+15%
+15%
+13%
+8%
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Gross Profit and Gross Margin

For the full year, gross profit was $197.7 million, a 16% increase from $171.0 million in 2018. This represents a 60% gross margin in 2019 compared to 59% in 2018. In the fourth quarter, gross profit increased to $48.6 million, a 9% increase, driven by growth in paid ticket volume. Gross margin was 59% in the fourth quarter, consistent with the same period in 2018.

Gross Profit [3]:


$45M
$51M
$50M
$49M
$49M
+20%
+9%
+32%
+16%
+9%
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

[3] Percentages represent year-over-year growth.
[4] The Q2 2019 growth rate excludes the effects of the Q2 2018 Ticketfly cyber incident.

Eventbrite Q4 2019 Shareholder Letter

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Operating Expenses For the full year, operating expenses were $267.6 million, a 28% increase from Prior Period Reclassification: Beginning in Q1 2019, we classified 2018. Operating expenses were 82% of net revenue in 2019, up from 72% in the amortization of acquired customer 2018. For the fourth quarter, operating expenses increased to $68.6 million, a relationship intangible assets and certain other costs as sales, marketing 27% increase year over year. Operating expenses in the quarter were 83% of net and support expenses. Previously, these were classified as general revenue compared to 71% in the fourth quarter of 2018. and administrative expenses. We reclassified $13.6 million for the Product development expenses for the full year were $64.2 million, an increase year ended December 31, 2018 to make the presentation consistent of 39% from 2018. This represented 20% of net revenue in 2019, up from 16% with 2019. There was no change in 2018. In the fourth quarter, product development spend increased 25% to total operating expenses, loss form operations, loss before income year over year to $16.8 million, or 20% of net revenue, up from 18% in the prior taxes or net loss for the year ended December 31, 2018 as a result of year. Overall, increases in product development spend were due to increased these reclassifications. personnel costs in our engineering, product and design functions as we continue to invest in the people that drive our product innovation. Sales, marketing and support expenses for the full year were $102.9 million, an increase of 23% from 2018. This represented 32% of net revenue in 2019, compared to 29% in 2018. In the fourth quarter, sales, marketing and support expenses increased 32% year over year to $26.3 million, or 32% of net revenue, up from 26% in the prior year. The full year increase was driven primarily by higher creator-related expenses. The fourth quarter increase was driven primarily by personnel-related expenses. General and administrative expenses for the full year were $100.5 million, an increase of 26% from 2018. This represented 31% of net revenue in 2019 compared to 28% in 2018. In the fourth quarter, general and administrative expenses grew by 24% year over year to $25.5 million, or 31% of net revenue, Adjusted EBITDA: up from 27% in the prior year. The full year increase was driven by various contributing factors, including two contra-expense items totaling $12.9 million $7M recorded in 2018 related to tax accrual reversals and insurance proceeds. Also contributing to the increase in 2019 were costs resulting from actions taken to $4M improve operating efficiencies and better support our long-term growth strategy. $0M ($7M) ($2M) Adjusted EBITDA Adjusted EBITDA was ($5.6 million) in 2019, down from $28.8 million in 2018. Adjusted EBITDA was ($2.2 million) in the fourth quarter, down from $7.3 million Q4 Q1 Q2 Q3 Q4 in the same period last year. 2018 2019 2019 2019 2019 Eventbrite Q4 2019 Shareholder Letter Page 10

In the fourth quarter, we became a large accelerated filer by SEC definition and we were required to adopt the new leasing guidance (ASC 842), effective January 1, 2019. The adoption resulted in a reclassification of the payments for our San Francisco office lease, which was previously accounted for as a build-to-suit lease, from interest and depreciation expense to lease operating expense. This resulted in a reduction of our previously reported Adjusted EBITDA of $0.9 million for each of the first, second and third quarters in 2019, and had a full year 2019 impact on Adjusted EBITDA of $3.7 million.

Balance Sheet and Cash Flow

Cash and cash equivalents at the end of the year was $420.7 million, down from $485.2 million at September 30, 2019. This cash balance was impacted by the seasonal patterns in our business, where we have historically seen our cash balances increase in the first and third quarters, as there are more events created and on sale than event completions in those periods. We have historically seen our cash balances decrease in the second and fourth quarters as that pattern reverses.

In order for us to better assess Eventbrite's available liquidity, we also look at balances for funds owed to Eventbrite for ticket sales within the last five business days of the period, as well as creator advances[3] and creator payables.This calculation starts with our cash and cash equivalents of $420.7 million at December 31, 2019, adds funds receivable of $54.9 million and short-term creator advances[3] of $22.3 million as of that date, and reduces that amount by our year-end payables to creators of $308.4 million. On that basis, our available liquidity at December 31, 2019 was $189.5 million compared to $186.2 million at September 30, 2019.

As discussed in our Q3 2019 Shareholder Letter, in September 2019, we fully repaid all outstanding debt and as of December 31, 2019, we remain debt free.

Free cash flow for the year ended December 31, 2019 was $15.1 million compared to ($5.5 million) for the year ended December 31, 2018 as a result of increased ticketing and payment processing transactions on our platform in 2019 compared to 2018. We compute free cash flow on a trailing-twelve month basis in order to remove seasonal impacts from the underlying trend.

Available Liquidity:	($ in thousands)
Cash and cash equivalents	$420,712
Funds receivable	+54,896
Creator advances, net	+22,282
Accounts payable, creators	(308,371)
Available liquidity	$189,519

TTM Free Cash Flow:



($5M)
($5M)
$2M
$21M
$15M
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

[3] For purposes of calculating available liquidity, creator advances consists of the current, net portion of the account balance as of the calculation date.

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Business Outlook First Quarter and Full Year 2020 Business Outlook As of the information available today, Eventbrite is providing its outlook for the first quarter and full year 2020: First Quarter 2020 Full Year 2020 Net Revenue $84 million - $88 million $342 million - $359 million Adjusted EBITDA ($3 million) - $1 million ($4 million) - $0 million Our Business Outlook reflects anticipated revenue growth of 3% to 8% year to year for the first quarter and 5% to 10% year to year for the full year of 2020. We expect to complete the previously-announced resource reallocations during the first half of 2020, and we expect increased investments in product and sales to contribute favorably to our revenue growth rate as 2020 progresses. We have seen early evidence of event cancelations that appear to be associated with the coronavirus, and we expect the outbreak will impact live events and attendance in the near-term. These expectations have been considered in the Business Outlook. Excluding revenue associated with former Ticketfly customers who did not migrate to the Eventbrite platform during 2019, our Business Outlook for full year 2020 revenue represents a 7% to 13% year to year increase. We plan to reinvest in 2020 the majority of the near-term financial benefits stemming from our resource realignment and expense reductions in 2019. Our investments in product, sales and technical infrastructure are expected to provide greater scalability and support stronger and more-profitable growth in the future. Our Business Outlook anticipates an improvement in Adjusted EBITDA for the full year 2020 compared to 2019. Eventbrite Q4 2019 Shareholder Letter Page 12

Earnings Webcast Quarterly Earnings Webcast Eventbrite will hold a conference call and live webcast today at 2:00 p.m. PST to discuss the fourth quarter and full year 2019 financial results and our Business Outlook for the first quarter and full year 2020.The domestic dial-in for the call is (877) 682-6650 or (647) 689-5426. To listen to a live audio webcast, please visit Eventbrite’s Investor Relations website at investor.eventbrite.com. A replay of the webcast will be available at the same website. About Eventbrite Eventbrite is a global ticketing and event technology platform that provides creators of events of all shapes and sizes with tools and resources to seamlessly plan, promote, and produce live experiences around the world. Eventbrite’s powerful platform, which can be accessed online or via mobile apps, scales from basic registration and ticketing to a fully featured event management platform. Customers include Newport Folk and Jazz Festivals and Wanderlust, in addition to top venues and promoters that include Bowery Ballroom and The Troubadour. Eventbrite was founded by Julia Hartz, Kevin Hartz, and Renaud Visage and launched operations in 2006. The company has more than 1,000 employees in 12 offices around the world. The neon icons can be used to convey abstract concepts and work well in presentations. They should feel active and expressive. Feel free to expand on these as you build out the experience. Eventbrite Q4 2019 Shareholder Letter Page 13

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expected financial results for future periods; future growth and growth strategies in the Company’s businesses and products; the Company’s expectations regarding the development of its platform and products; the expected impact of the Company’s recent acquisitions; expectations regarding the Company’s ability to migrate customers from acquired platforms; the Company’s expectations regarding scale, profitability, market trends, and the demand for or benefits from its products, product features, and services in the U.S. and in international markets; and statements regarding the expectations of our resource reallocation. In some cases, forward-looking statements can be identified by ermst such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied, and reported results should not be considered as an indication of future performance. The forward-looking statements contained in this letter are also subject to additional risks, uncertainties and factors, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on 10-K for the year ended December 31, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time, including the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All forward-looking statements are based on information and estimates available to the Company at the time of this letter and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter. About Non-GAAP Financial Measures We believe that the use of Adjusted EBITDA and free cash flow is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP and have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non- GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Adjusted EBITDA Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, the change in fair value of redeemable convertible preferred stock warrant liability, gains (losses) on debt extinguishment, direct and indirect acquisition-related costs, employer taxes related to employee transactions and other income (expense), net which consisted of interest income and foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this letter. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results. Free Cash Flow Free cash flow is a key performance measure that our management uses to assess our overall performance. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our financial position. We calculate free cash flow as cash flow from operating activities less purchases of property and equipment and capitalized internal-use software development costs, over a trailing twelve-month period. Since quarters are not uniform in terms of cash usage, we believe a trailing twelve-month view provides the best understanding of the underlying trends of the business. Although we believe free cash flow provides another important lens into the business, free cash flow is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as cash provided by operating activities. Some of the limitations of free cash flow include that it may not properly reflect capital commitments to creators that need to be paid in the future or future contractual commitments that have not been realized in the current period. Eventbrite Q4 2019 Shareholder Letter Page 14

Consolidated Statements of Operations $ in thousands, except per share data Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 (unaudited) Net revenue $ 82,665 $ 75,915 $ 326,801 $ 291,611 Cost of net revenue(1) 34,068 31,229 129,141 120,653 Gross profit 48,597 44,686 197,660 170,958 Operating expenses(1): Product development 16,760 13,400 64,196 46,071 Sales, marketing and support 26,332 20,012 102,874 83,428 General and administrative 25,484 20,584 100,541 80,134 Total operating expenses 68,576 53,996 267,611 209,633 Loss from operations (19,979) (9,310) (69,951) (38,675) Interest expense (8) (1,896) (2,986) (11,295) Change in fair value of redeemable convertible preferred stock warrant liability — — — (9,591) Loss on debt extinguishment — — (1,742) (178) Other income (expense), net 6,872 (1,309) 5,727 (3,189) Loss before income taxes (13,115) (12,515) (68,952) (62,928) Income tax provision (benefit) 754 467 (192) 1,150 Net loss $ (13,869) $ (12,982) $ (68,760) $ (64,078) Net loss per share, basic and diluted $ (0.16) $ (0.17) $ (0.84) $ (1.71) Weighted-average shares outstanding used to compute net loss per share, basic and diluted 84,488 78,242 81,979 37,540 (1) Includes stock-based compensation as follows: Cost of net revenue $ 435 $ 151 $ 1,397 $ 429 Product development 3,583 1,968 11,130 5,813 Sales, marketing and support 1,433 841 5,471 3,570 General and administrative 5,374 4,114 19,596 20,419 Total $ 10,825 $ 7,074 $ 37,594 $ 30,231 Eventbrite Q4 2019 Shareholder Letter Page 15

Consolidated Balance Sheets $ in thousands December 31, December 31, 2019 2018 Assets Current assets Cash and cash equivalents $ 420,712 $ 437,892 Funds receivable 54,896 58,697 Accounts receivable, net 2,932 4,069 Creator signing fees, net 9,597 7,324 Creator advances, net 22,282 21,255 Prepaid expenses and other current assets 14,157 16,467 Total current assets 524,576 545,704 Property, plant and equipment, net 19,735 44,219 Operating lease right-of-use assets 22,160 — Goodwill 170,560 170,560 Acquired intangible assets, net 49,158 59,973 Restricted cash 2,228 1,508 Creator signing fees, noncurrent 16,710 9,681 Creator advances, noncurrent 922 1,887 Other assets 1,966 3,352 Total assets $ 808,015 $ 836,884 Liabilities and Stockholders’ Equity Current liabilities Accounts payable, creators $ 308,371 $ 272,201 Accounts payable, trade 1,870 1,028 Accrued compensation and benefits 6,347 5,586 Accrued taxes 5,409 8,028 Operating lease liabilities 9,115 — Current portion of term loans — 5,635 Other accrued liabilities 19,196 15,726 Total current liabilities 350,308 308,204 Build-to-suit lease financing obligation — 28,510 Accrued taxes, noncurrent 15,173 15,691 Operating lease liabilities, noncurrent 16,162 — Term loans — 67,087 Other liabilities 557 2,170 Total liabilities 382,200 421,662 Common stock, at par 1 — Treasury stock, at cost — (488) Additional paid-in capital 798,640 718,405 Accumulated deficit (372,826) (302,695) Total stockholders’ equity 425,815 415,222 Total liabilities and stockholders’ equity $ 808,015 $ 836,884 Eventbrite Q4 2019 Shareholder Letter Page 16

Consolidated Statements of Cash Flows $ in thousands Year Ended December 31, 2019 2018 Cash flows from operating activities Net loss $ (68,760) $ (64,078) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 24,324 34,608 Amortization of creator signing fees 10,858 7,086 Noncash operating lease expense 8,246 — Accretion of term loan 326 1,718 Loss on debt extinguishment 1,742 178 Change in fair value of redeemable convertible preferred stock warrant liability — 9,591 Change in fair value of term loan embedded derivatives — (2,119) Stock-based compensation 37,594 30,231 Impairment charges 5,671 3,425 Provision for bad debt and creator advances 2,433 2,742 Loss on disposal of equipment 73 99 Deferred income taxes (380) 103 Excess tax benefit from stock-based compensation awards — — Changes in operating assets and liabilities, net of impact of acquisitions: Accounts receivable (288) (2,092) Funds receivable 3,801 (6,810) Creator signing fees, net (21,216) (15,973) Creator advances, net (5,685) (5,308) Prepaid expenses and other current assets 1,690 (5,594) Other assets 201 (1,643) Accounts payable, creators 36,170 24,523 Accounts payable, trade 670 (507) Accrued compensation and benefits 761 1,791 Accrued taxes (2,619) 5,039 Operating lease liabilities (9,146) — Other accrued liabilities 2,224 4,256 Accrued taxes, non-current (137) (14,458) Other liabilities 105 354 Net cash provided by operating activities 28,658 7,162 Cash flows from investing activities Purchases of property and equipment (5,888) (5,418) Capitalized internal-use software development costs (7,710) (7,232) Acquisitions, net of cash acquired — 12,611 Net cash used in investing activities (13,598) (39) Eventbrite Q4 2019 Shareholder Letter Page 17

Consolidated Statements of Cash Flows (continued) $ in thousands Year Ended December 31, 2019 2018 Cash flows from financing activities Proceeds from initial public offering, net of underwriters' discounts and offering costs, net of reimbursements — 240,965 Proceeds from issuance of common stock under ESPP 3,631 — Proceeds from exercise of stock options 40,669 8,108 Excess tax benefit from stock-based compensation awards — — Taxes paid related to net share settlement of equity awards (1,066) (9,013) Proceeds from issuance of redeemable convertible preferred stock, net — — Proceeds from term loans — 118,578 Principal payments on debt obligations (73,594) (111,071) Prepayment penalties on debt extinguishment — (6,803) Payment of debt issuance costs (457) — Payments on finance lease obligations (290) (78) Payments on lease financing obligations — (630) Payments of deferred offering costs (413) — Net cash provided by (used in) financing activities (31,520) 240,056 Net increase (decrease) in cash, cash equivalents and restricted cash (16,460) 247,179 Cash, cash equivalents and restricted cash Beginning of period 439,400 192,221 End of period $ 422,940 $ 439,400 Supplemental cash flow data Interest paid $ 10,657 $ 7,588 Income taxes paid, net of refunds 1,096 202 Noncash investing and financing activities Vesting of early exercised stock options $ 366 $ 366 Issued shares of common stock for acquisitions — 8,832 Conversion of redeemable convertible preferred stock in connection with initial public offering — 21,465 Issuance of redeemable convertible preferred stock warrants in connection with the loan facilities and term loan — 4,603 Deferred offering costs included in accounts payable, trade and other accrued liabilities — 430 Purchases of property and equipment, accrued but unpaid 436 — Operating lease right-of-use assets obtained in exchange for operating lease liabilities 3,704 — Eventbrite Q4 2019 Shareholder Letter Page 18

Key Operating Metrics and Non-GAAP Financial Measures Unaudited - $ and paid ticket volume in thousands Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 Paid ticket volume 28,967 26,702 109,428 97,295 Adjusted EBITDA $ (2,249) $ 7,305 $ (5,641) $ 28,765 Free cash flow reconciliation Year Ended December 31, 2019 2018 Net cash provided by operating activities $ 28,658 $ 7,162 Purchases of property and equipment and capitalized internal-use software development costs (13,598) (12,650) Free cash flow $ 15,060 $ (5,488) Adjusted EBITDA reconciliation Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 Net loss $ (13,869) $ (12,982) $ (68,760) $ (64,078) Depreciation and amortization 6,243 8,996 24,324 34,608 Stock-based compensation 10,825 7,074 37,594 30,231 Interest expense 8 1,896 2,986 11,295 Change in fair value of redeemable convertible preferred stock warrant liability — — — 9,591 Loss on debt extinguishment — — 1,742 178 Direct and indirect acquisition related costs — 545 837 2,601 Employer taxes related to employee equity transactions 662 — 1,555 — Other (income) expense, net (6,872) 1,309 (5,727) 3,189 Income tax provision (benefit) 754 467 (192) 1,150 Adjusted EBITDA $ (2,249) $ 7,305 $ (5,641) $ 28,765 Eventbrite Q4 2019 Shareholder Letter Page 19